EXHIBIT 10.3
Allis-Chalmers Energy Inc.
EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
Pursuant to the terms of the Allis-Chalmers Energy Inc. 2006 Incentive Plan
     1. Grant of Nonqualified Option. Allis-Chalmers Energy Inc., a Delaware corporation (“Company”), hereby grants to                                          (“Optionee”) the right, privilege and option as herein set forth (the “Nonqualified Option”) to purchase up to                                 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), subject to and in accordance with the terms and conditions of this document. This Employee Nonqualified Stock Option Agreement (the “Agreement”) is dated as of                     . The Shares, when issued to Optionee upon exercise of the Nonqualified Option, shall be fully paid and nonassessable and the Optionee (or the person permitted to exercise the Nonqualified Option in the event of Optionee’s death) shall be and have all the rights and privileges of a stockholder of record of the Company with respect to the Shares acquired upon exercise of the Nonqualified Option, effective upon such exercise. The Nonqualified Option is granted pursuant to and to implement in part the Allis-Chalmers Energy Inc. 2006 Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Agreement. By execution of this Agreement, Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by the Nonqualified Option and this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Nonqualified Option unless otherwise provided. The Nonqualified Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Option Terms. Subject to earlier termination as provided herein, the Nonqualified Option shall expire on the 10th anniversary of the date of grant of Nonqualified Option, which anniversary shall be                     . The period during which the Nonqualified Option is in effect is referred to as the “Option Period”.
     3. Option Exercise Price. The exercise price (the “Exercise Price”) of the Shares subject to the Nonqualified Option shall be $                     per Share which has been determined to be no less than the Fair Market Value Per Share of the Common Stock on the date of grant of the Nonqualified Option.
     4. Vesting. Subject to the provisions of this Agreement, including, without limitation, the following provisions of this Paragraph 4, the total number of Shares subject to this Nonqualified Option shall vest and be exercisable only in accordance with the following schedule:
[schedule to be specified]
The vested Shares that may be acquired under the Nonqualified Option may be purchased, in whole or in part, at any time after they become vested during the Option Period. In addition, upon the occurrence of a Change in Control, to the extent provided in Paragraph 8 below, the Nonqualified Option shall become immediately vested and fully exercisable.
     5. Method of Exercise. To exercise the Nonqualified Option, Optionee shall deliver notice to the Company at its principal executive office, directed to the Plan Administrator, such exercise to be effective at the time of receipt of such notice at the Company’s principal executive office during normal business hours, stating the number of Shares with respect to which the Nonqualified Option is being exercised together with payment for such Shares plus any required withholding taxes, unless other arrangements for withholding tax liability have been made with the Committee. The exercise notice shall be delivered in person, by certified or regular mail, or by such other method (including electronic transmission) as determined from time to time by the Committee or the Plan Administrator. Any exercise of the Nonqualified Option must be for a minimum of 100 Shares or, if less, for all remaining Shares subject to the Nonqualified Option.
     6. Payment of Exercise Price and Required Withholding. In order to exercise the Nonqualified Option, the Optionee or other person or persons entitled to exercise such Nonqualified Option shall deliver to Company payment in full for (i) the Shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes.
     The payment of the Exercise Price for the Nonqualified Option shall either be:
     (i) in cash, or by check payable and acceptable to the Company;
     (ii) with the consent of the Committee, by tendering to Company Shares of Common Stock owned by the person exercising the Nonqualified Option for more than six (6) months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the Shares with respect to which the Nonqualified Option is being exercised and by paying any remaining amount of the Exercise Price (and any required withholding taxes) as provided in (i) above; or
     (iii) with the consent of the Committee and compliance with such instructions as the Committee may specify, by delivering to the Company and to a broker a properly executed exercise notice and irrevocable instructions to such broker to deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price and any applicable withholding taxes.
     Upon receipt of the cash or check from the broker, the Company will deliver to the broker the Shares for which the Nonqualified Option is exercised. In the event that the person elects to make payment as allowed under clause (ii) of the immediately preceding sentence, the Committee may, upon confirming that the Optionee owns the number of additional Shares being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Nonqualified Option less that number of Shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the Shares being tendered upon the exercise. The date of sale of the Shares by the broker pursuant to a cashless exercise under (iii) above shall be the date of exercise of the Nonqualified Option. If the Committee so requires, such person or persons shall also deliver a written representation that all Shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such Shares.
     7. Termination of Employment. Termination of Employment (defined below), Retirement (defined below), death or Disability (defined below) of Optionee, shall affect Optionee’s rights under the Nonqualified Option as follows:

     (a) Termination of Employment. If Employment (defined below) of Optionee is terminated for any reason whatsoever other than death, Disability or Retirement, subject to the provisions of this Section 7, any nonvested portion of the Nonqualified Option outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and Optionee shall be entitled to exercise his or her rights with respect to the portion of the Nonqualified Option vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Nonqualified Option with respect to the vested portion of the Nonqualified Option or (ii) the date that occurs three (3) months after such termination date. For all purposes of this Agreement, “employment” means any period in which a Participant is an Employee of the Company or an Affiliate.
     (b) Retirement. Upon the Retirement (defined below) of Optionee:
     (i) any nonvested portion of the Nonqualified Option shall immediately terminate and no further vesting shall occur; and
     (ii) any vested portion of the Nonqualified Option shall expire on the earlier of (A) the expiration of the Option Period; or (B) the expiration of twelve (12) months after the date of Retirement.
For all purposes of this Agreement, “retirement” means termination of Employment of an Employee under such circumstances as shall constitute retirement, as determined by the Committee.
     (c) Disability or Death. Upon termination of Employment as a result of Disability or death of Optionee or if Optionee retires and dies during the period described in Section 7(b)(ii) above (hereinafter the “Applicable Retirement Period”), or if the Optionee’s Employment was terminated as a result of Disability and the Optionee dies during the period that expires on the earlier of the expiration of the Option Period or the first anniversary of the Optionee’s termination of Employment due to Disability (hereinafter the “Applicable Disability Period”),
     (i) any nonvested portion of the Nonqualified Option that has not already terminated shall immediately terminate and no further vesting shall occur; and
     (ii) any vested portion of the Nonqualified Option shall expire upon the earlier of (A) the expiration of the Option Period or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death, or (2) the first (1st) anniversary of Optionee’s death during the Applicable Retirement Period or the Applicable Disability Period.
For all purposes of this Agreement, “disability” means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan maintained by the Company or an Affiliate.

     (d) Notwithstanding any other provision of the Nonqualified Option, the Committee, in its discretion, may provide for the continuation of the Nonqualified Option for such period and upon such terms and conditions as are determined by the Committee in the event that the Optionee ceases to be an Employee.
     8. Change in Control.
     (a) Change in Control. In the event of a Change in Control described in clauses (a), (b) or (c) of the definition of Change in Control under Section 2 of the Plan, if the Company does not survive as an independent corporation (excluding as a subsidiary) and if any surviving or successor corporation and its affiliates refuse to assume or continue the Nonqualified Option, then, effective immediately prior to such Change in Control, the Nonqualified Option shall be immediately vested and exercisable in full for its then remaining term.
     (b) Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require Optionee to transfer and deliver to Company the Nonqualified Option in exchange for an amount equal to the “cash value” (defined below) of the Nonqualified Option. Such right shall be exercised by written notice to Optionee. The cash value of the Nonqualified Option shall equal the excess of the “market value” (defined below) per Share over the Exercise Price, if any, multiplied by the number of Shares subject to the Nonqualified Option. For purposes of the preceding sentence, “market value” per Share shall mean the higher of (i) the average of the Fair Market Value per Share of Common Stock on each of the five (5) trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to Optionee by Company pursuant to this Paragraph 8(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.
     9. Reorganization of Company and Subsidiaries. The existence of the Nonqualified Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     10. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, the Committee shall, in such manner as it may deem equitable, make adjustments to the terms and provisions of this Nonqualified Option.
     11. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of Shares until such Optionee becomes the holder of record of such Shares.
     12. Certain Restrictions. The certificate issued for the Shares subject to the restrictions described in this Paragraph 12 may, in the Committee’s discretion, be issued with an appropriate legend describing such restrictions, and the Committee may establish an escrow or other custodial arrangement for holding of the certificate by a person (other than Optionee) selected by the Committee.
     By exercising the Nonqualified Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 (“Act”), Optionee will acquire the Shares for Optionee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Agreement. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Nonqualified Option.
     13. Shares Reserved. Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Nonqualified Option.
     14. Nontransferability of Option. The Nonqualified Option evidenced by this Agreement is not transferable other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Nonqualified Option will be exercisable during Optionee’s lifetime only by Optionee or by Optionee’s guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee. The Optionee (or his guardian) may, in accordance with rules and procedures established by the Committee from time to time, transfer, for estate planning purposes, all or part of the Nonqualified Option to one or more immediate family members or related family trusts or partnerships or similar entities as determined by the Committee. To the extent the Nonqualified Option is transferred in accordance with the provisions of this Paragraph 14, the Nonqualified Option may only be exercised by the person or persons who acquire a proprietary interest in the Nonqualified Options pursuant to the transfer.
     15. Amendment and Termination. The Nonqualified Option may not be terminated by the Board or the Committee at any time without the written consent of Optionee. This Agreement may be amended in writing by the Company and Optionee, provided the Company may amend this Agreement unilaterally (i) if the amendment does not adversely affect the Optionee’s rights hereunder in any material respect, (ii) if the Company determines that an amendment is necessary to comply with Rule 16b-3 under the Exchange Act or other applicable law, or (iii) if the Company determines that an amendment is necessary to meet the requirements of the Code or to prevent adverse tax consequences to the Optionee.
     16. No Guarantee of Employment. The Nonqualified Option shall not confer upon Optionee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor shall it interfere in any way with any right Company or any Affiliate would otherwise have to terminate such Optionee’s employment or other service at any time.
     17. Withholding of Taxes. Any issuance of Common Stock pursuant to the exercise of the Nonqualified Option shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto at the minimum statutory rate. Company shall have the right to take such action as may be necessary or appropriate to satisfy any such tax withholding obligations.
     18. No Guarantee of Tax Consequences. Neither Company nor any Affiliate nor the Board or Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for the benefits under the Nonqualified Option.
     19. Severability. In the event that any provision of the Nonqualified Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Nonqualified Option, and the Nonqualified Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
     20. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Optionee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Optionee has access. Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
     21. Governing Law. The Nonqualified Option and this Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

COMPANY:

Allis-Chalmers Energy Inc.

By:

Printed Name:

Title:

OPTIONEE:

By:

(Signature)